Exhibit 99.1

For Information Contact:

Laurie H. Alire

Varian, Inc.

650.424.5225

laurie.alire@varianinc.com

VARIAN, INC. REPORTS FIRST QUARTER FY04 RESULTS

PALO ALTO, Calif. — Varian, Inc. (Nasdaq: VARI) today reported sales for the first quarter of fiscal year 2004 of $212.5 million, representing an 8.6% increase over first quarter 2003 sales of $195.7 million. The increase was primarily driven by continued strong growth in the company’s Scientific Instruments segment as well as higher sales in its Vacuum Technologies and Electronics Manufacturing segments.

Pro forma net earnings were $14.2 million for the first quarter of fiscal year 2004, or $0.40 pro forma diluted earnings per share, compared to $14.3 million, or $0.41 pro forma diluted earnings per share, in the first quarter of fiscal year 2003. On a GAAP basis, net earnings in the first quarter of fiscal year 2004 were $13.6 million, or $0.38 diluted earnings per share, compared to $12.7 million, or $0.36 diluted earnings per share, in the first quarter of fiscal year 2003. (For a complete reconciliation of pro forma financial information used in this press release to the most directly comparable GAAP financial information, please refer to the attached Reconciliations of GAAP to Pro Forma – Unaudited Consolidated Condensed Statement of Quarterly Earnings, Unaudited Results of Operations, and Projected Results of Operations.)

“Sales grew in all regions of the world, including in North America,” said Garry W. Rogerson, president and CEO. “This demand was driven by some general economic pick-up and by good customer acceptance of new products introduced over the past two years. Innovation continues to be a key growth driver in our business, and we intend to continue our product development efforts accordingly.”

Results by Segment

Scientific Instruments revenues for the first quarter of fiscal year 2004 were $134.1 million, representing a 7.9% increase over revenues of $124.3 million in the first quarter of the prior year. The segment’s operating profit margin for the first quarter of fiscal year 2004 was 10.1% on a pro forma basis and 9.5% on a GAAP basis.

During the first quarter of fiscal year 2004, the Scientific Instruments segment met the company’s revenue expectations, but pro forma operating margins were lower sequentially and versus the year-ago quarter. Operating margins were adversely affected by a disproportionate increase in sales of high-field nuclear magnetic resonance (NMR) systems and leading-edge cold probes for NMR. The company is shipping cold probes in increasing numbers and has a large backlog of customers waiting. Cold probes, which are state-of-the-art products, have high initial costs, but margins are expected to improve as probe assembly moves from a laboratory environment to the manufacturing floor and the company progresses along the learning curve in producing, installing, and supporting this breakthrough technology. During the quarter, particularly strong sales of mass spectrometer products helped to offset lower sales of low-field NMR systems.

Vacuum Technologies revenues of $31.3 million rose 6.5% in the first quarter of fiscal year 2004 compared to revenues of $29.4 million in the first quarter of fiscal year 2003. Vacuum Technologies’ operating profit margin in the first quarter of fiscal 2004 was 15.5% on a pro forma basis and 15.4% on a GAAP basis. During the first quarter of fiscal year 2004, revenues continued to grow sequentially and pro forma operating margins returned sequentially to the mid-teens. The growth was driven by increased demand for life science and certain industrial applications.

Electronics Manufacturing revenues were $47.1 million in the first quarter of fiscal year 2004, up 12.0% from revenues of $42.0 million in the first quarter of fiscal year 2003. The revenue growth primarily resulted from increased demand from industrial customers and included about $3 million of revenues from new customers obtained through the acquisition of the assets of Comtel Electronics, Inc. in the third quarter of fiscal year 2003. The pro forma and GAAP operating profit margin for Electronics Manufacturing was 10.8% in the first quarter of fiscal year 2004.

Outlook

“Although we have seen improved demand from our industrial and life science customers for many of our products,” said Rogerson, “our operating profit margins have been affected by a mix shift to high-field NMR systems and the cost of product support as we move through the learning curve on breakthrough technologies such as NMR cold probes.

“Margins should improve as we become more efficient in producing, installing, and supporting these new technologies. In addition, we have programs in place to address margin improvement in Scientific Instruments through cost reduction efforts, the ongoing introduction of higher-margin new products, and increased consumable sales.

“As a result of the investments we are making in future technologies and the higher costs associated with current leading-edge products, our guidance for the second quarter of fiscal year 2004 is $0.36 to $0.40 pro forma diluted earnings per share, or $0.34 to $0.38 GAAP diluted earnings per share, and $1.60 to $1.74 pro forma diluted earnings per share, or $1.47 to $1.61 GAAP diluted earnings per share, for fiscal year 2004.

“For the second fiscal quarter and the full fiscal year, we expect high single-digit revenue growth, with pro forma operating profit margins of roughly 9.0% to 10.0% for the quarter and 9.5% to 10.5% for the full fiscal year. GAAP operating profit margins should be approximately 0.5% and 0.7% lower than the comparable pro forma results for the second fiscal quarter and the full fiscal year, respectively.

“In summary, we have powerful technologies and platforms, but to take full advantage of their promise, Varian, Inc. must continue its drive into new applications. To do this, we will maintain our pace of innovation, particularly in information-rich detectors such as NMR and mass spectrometers, with ongoing investments in R&D, new product support, and by more rapidly acquiring additional key technologies.”

Varian, Inc. will be holding a conference call with securities analysts and investors later today, January 28, 2004, at 2:00 p.m. Pacific time. Interested investors are invited to listen to the call by going to www.varianinc.com and clicking on the Investors tab at the top of the screen.

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Non-GAAP (Pro Forma) Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release includes certain non-GAAP (pro forma) financial measures such as operating profit, operating margins, net earnings and diluted earnings per share. These non-GAAP financial measures exclude acquisition-related intangible amortization and restructuring costs. These items are excluded because they are not indicative of on-going business activities or normal operating costs.

We believe that these non-GAAP financial measures provide to investors meaningful supplemental information for use in further analyzing on a consistent basis the company’s core operating results, especially when comparing those results to results for previous periods or forecasts. These non-GAAP financial measures also supplement what is used by management to measure and forecast financial results, to compare current period results to that of prior periods, to compare results against that of other companies, and in making financial and operating decisions. These non-GAAP financial measures may be different from those used by other companies and should not be considered to be a substitute for, or superior to, financial information prepared in accordance with GAAP.

To reconcile non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures, see the Reconciliations of GAAP to Pro Forma – Unaudited Consolidated Condensed Statement of Quarterly Earnings, Unaudited Results of Operations, and Projected Results of Operations attached to this press release.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, including those relating to: anticipated revenue growth, operating profit margins, and diluted earnings per share for the second quarter of fiscal year 2004 and the full fiscal year. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance, and involve certain risks and uncertainties that could cause the company’s actual results to differ materially from management’s current expectations and the forward-looking statements made in this press release. Those risks and uncertainties include, but are not limited to, the following: whether we will succeed in new product development, commercialization, performance, and acceptance, particularly in life science applications; whether we can achieve continued growth in sales in life science applications; risks arising from the timing of shipments, installations, and the recognition of revenues on leading-edge NMR systems; whether we can increase margins on newer leading-edge NMR products; whether we will see continued demand for vacuum products and for electronics manufacturing services; competitive products and pricing; economic conditions in the company’s product and geographic markets; whether we will see continued and timely delivery of key raw materials and components by suppliers; foreign currency fluctuations that could adversely impact revenue growth and earnings; whether we will see sustained or improved market investment in capital equipment; whether we will be able to successfully integrate acquired businesses; whether we will see reduced demand from customers that operate in cyclical industries; whether government funding for research might decline; the actual cost of anticipated restructuring activities and their impact on future costs; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission. We disclaim any intent or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise.

About Varian, Inc.

Varian, Inc. is a major supplier of scientific instruments, vacuum technologies, and specialized contract electronics manufacturing services. These businesses serve a broad range of life science and industrial customers worldwide. The company manufactures in 14 locations in North America, Europe, and the Pacific Rim and employs some 4,300 people. Varian, Inc. had fiscal year 2003 sales of $848 million. Additional information about Varian, Inc. is available at www.varianinc.com.

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA

UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF QUARTERLY EARNINGS

(In thousands, except per share amounts)

	Fiscal Quarter Ended January 2, 2004			Fiscal Quarter Ended December 27, 2002
	GAAP	Pro Forma		GAAP	Pro Forma
Sales	$212,493	$212,493		$195,743	$195,743
Cost of sales	132,717	132,717		119,353	119,353

Gross profit	79,776	79,776		76,390	76,390

Operating expenses
Sales and marketing	37,156	37,156		33,686	33,686
Research and development	11,155	11,155		10,874	10,874
General and administrative	10,505	9,642	(1)	11,580	9,052	(2)

Total operating expenses	58,816	57,953		56,140	53,612

Operating earnings	20,960	21,823		20,250	22,778
Interest expense, net	53	53		427	427

Earnings before income taxes	20,907	21,770		19,823	22,351
Income tax expense	7,318	7,620		7,136	8,046

Net earnings	$13,589	$14,150		$12,687	$14,305

Net earnings per diluted share	$0.38	$0.40		$0.36	$0.41

Diluted shares outstanding	35,658	35,658		35,017	35,017

SUMMARY OF RECONCILING ITEMS:

(1)	Excludes $702 in acquisition-related intangible amortization and $161 in restructuring costs.
(2)	Excludes $496 in acquisition-related intangible amortization and $2,032 in restructuring costs.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEET

(In thousands, except par value amounts)

	Jan. 2, 2004	Oct. 3, 2003
ASSETS

Current assets
Cash and cash equivalents	$158,208	$135,791
Accounts receivable, net	162,921	165,049
Inventories	136,272	125,649
Deferred taxes	26,614	26,464
Other current assets	15,347	17,788

Total current assets	499,362	470,741
Property, plant, and equipment, net	121,309	120,088
Goodwill	126,423	126,411
Intangible assets, net	16,076	16,762
Other assets	2,958	3,050

Total assets	$766,128	$737,052

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Notes payable	$1,860	$—
Current portion of long-term debt	2,500	2,811
Accounts payable	60,344	61,209
Deferred profit	12,576	14,385
Accrued liabilities	137,287	141,938

Total current liabilities	214,567	220,343
Long-term debt	35,316	36,273
Deferred taxes	12,454	12,454
Other liabilities	10,804	10,413

Total liabilities	273,141	279,483

Stockholders’ equity
Preferred stock—par value $.01, authorized—1,000 shares; issued—none	—	—
Common stock—par value $.01, authorized—99,000 shares; issued and outstanding—34,703 shares at Jan. 2, 2004 and 34,181 shares at Oct. 3, 2003	262,866	252,630
Retained earnings	207,155	193,566
Accumulated other comprehensive income	22,966	11,373

Total stockholders’ equity	492,987	457,569

Total liabilities and stockholders’ equity	$766,128	$737,052

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

(In thousands)

	Fiscal Quarter Ended
	Jan. 2, 2004	Dec. 27, 2002
Cash flows from operating activities
Net earnings	$13,589	$12,687
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	6,306	5,440
Loss (gain) on disposition of property, plant, and equipment	37	(26)
Tax benefit from stock option exercises	3,716	—
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	6,713	17,094
Inventories	(8,373)	(5,218)
Other current assets	4,647	785
Other assets	71	18
Accounts payable	(2,112)	(396)
Deferred profit	(1,847)	1,004
Accrued liabilities	(6,882)	(3,259)
Other liabilities	(135)	502

Net cash provided by operating activities	15,730	28,631

Cash flows from investing activities
Proceeds from sale of property, plant, and equipment	56	174
Purchase of property, plant, and equipment	(4,359)	(4,197)
Purchase of businesses, net of cash acquired	—	(532)

Net cash used in investing activities	(4,303)	(4,555)

Cash flows from financing activities
Net issuance (repayment) of debt	266	(931)
Repurchase of common stock	(2,478)	(8,074)
Issuance of common stock	8,997	1,380
Net transfers to Varian Medical Systems, Inc.	(326)	(270)

Net cash provided by (used in) financing activities	6,459	(7,895)

Effects of exchange rate changes on cash and cash equivalents	4,531	467

Net increase in cash and cash equivalents	22,417	16,648
Cash and cash equivalents at beginning of period	135,791	65,145

Cash and cash equivalents at end of period	$158,208	$81,793

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA

UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin and per share data)

	Fiscal Quarter Ended
	Jan. 2, 2004	Dec. 27, 2002
TOTAL COMPANY
Operating Profit
U.S. GAAP as reported	$21.0	$20.3
Pro forma adjustments:
Acquisition-related intangible amortization	0.7	0.5
Restructuring costs	0.1	2.0

Pro forma as presented	$21.8	$22.8

Operating Margins
U.S. GAAP as reported	9.9%	10.3%
Pro forma adjustments:
Acquisition-related intangible amortization	0.3	0.2
Restructuring costs	0.1	1.1

Pro forma as presented	10.3%	11.6%

Net Earnings
U.S. GAAP as reported	$13.6	$12.7
Pro forma adjustments:
Acquisition-related intangible amortization	0.5	0.3
Restructuring costs	0.1	1.3

Pro forma as presented	$14.2	$14.3

Diluted Earnings Per Share
U.S. GAAP as reported	$0.38	$0.36
Pro forma adjustments:
Acquisition-related intangible amortization	0.01	0.01
Restructuring costs	0.01	0.04

Pro forma as presented	$0.40	$0.41

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA

UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin data)

	Fiscal Quarter Ended
	Jan. 2, 2004	Dec. 27, 2002
SCIENTIFIC INSTRUMENTS SEGMENT
Operating Profit
U.S. GAAP as reported	$12.7	$13.1
Pro forma adjustments:
Acquisition-related intangible amortization	0.7	0.5
Restructuring costs	0.2	1.6

Pro forma as presented	$13.6	$15.2

Operating Margins
U.S. GAAP as reported	9.5%	10.5%
Pro forma adjustments:
Acquisition-related intangible amortization	0.5	0.4
Restructuring costs	0.1	1.3

Pro forma as presented	10.1%	12.2%

VACUUM TECHNOLOGIES SEGMENT
Operating Profit
U.S. GAAP as reported	$4.8	$4.5
Pro forma adjustment:
Acquisition-related intangible amortization	—	—

Pro forma as presented	$4.8	$4.5

Operating Margins
U.S. GAAP as reported	15.4%	15.2%
Pro forma adjustment:
Acquisition-related intangible amortization	0.1	—

Pro forma as presented	15.5%	15.2%

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA

UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin data)

	Fiscal Quarter Ended
	Jan. 2, 2004	Dec. 27, 2002
ELECTRONICS MANUFACTURING SEGMENT
Operating Profit
U.S. GAAP as reported	$5.1	$4.7
Pro forma adjustments:
None	—	—

Pro forma as presented	$5.1	$4.7

Operating Margins
U.S. GAAP as reported	10.8%	11.2%
Pro forma adjustments:
None	—	—

Pro forma as presented	10.8%	11.2%

GENERAL CORPORATE
Operating Profit
U.S. GAAP as reported	$(1.7)	$(2.0)
Pro forma adjustment:
Restructuring costs	—	0.4

Pro forma as presented	$(1.7)	$(1.6)

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA

PROJECTED RESULTS OF OPERATIONS

	Range of Projected Results
	Fiscal Quarter Ending Apr. 2, 2004	Fiscal Year Ending Oct. 1, 2004
TOTAL COMPANY
Projected Diluted Earnings per Share
Projected U.S. GAAP	$0.34–$0.38	$1.47–$1.61
Pro forma adjustments:
Projected acquisition-related intangible amortization	$0.01	$0.06
Projected restructuring costs	$0.01	$0.07

Projected pro forma	$0.36–$0.40	$1.60–$1.74

Projected Operating Margins
Projected U.S. GAAP	8.5%–9.5%	8.8%–9.8%
Pro forma adjustments:
Projected acquisition-related intangible amortization	0.4%	0.3%
Projected restructuring costs	0.1%	0.4%

Projected pro forma	9.0%–10.0%	9.5%–10.5%